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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT


                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard Peteka, Chief Financial Officer of the Smith Barney Investment Funds Inc. - Smith Barney Premier Selections All Cap Growth Fund, each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                      Chief Financial Officer
Smith Barney Investment Funds Inc.           Smith Barney Investment Funds Inc.
Smith Barney Premier Selections All          Smith Barney Premier Selections All
Cap Growth Fund                              Cap Growth Fund


/s/ R. Jay Gerken                            /s/ Richard Peteka
---------------------------                  --------------------------------
R. Jay Gerken                                Richard Peteka
Date: June 27, 2003                          Date: June 27, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Smith Barney Investment Funds
Inc. - Smith Barney Premier Selections All Cap Growth Fund and will be retained by Smith Barney Investment Funds Inc. - Smith Barney Premier Selection All
Cap Growth Fund furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.